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                                                                     EXHIBIT 8.1

                                                                 212-859-8177
                                                             (FAX: 212-859-8588)


March 10, 1995

Salick Health Care, Inc.
8201 Beverly Boulevard
Los Angeles, California 90048

Dear Sirs:

     We are acting as special counsel to Salick Health Care, Inc., a Delaware corporation (the "Company") in connection with the Proxy Statement/Prospectus (the "Prospectus") included in the registration statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, filed with the Securities and Exchange Commission in March 1995 with respect to the Merger among the Company, Zeneca Limited, an English company, and Atkemix Thirty-nine Inc., a Delaware corporation. All capitalized terms used herein that are defined in the Prospectus have the meanings assigned to such terms therein.

     We hereby confirm that the portions of the section of the Prospectus captioned "MERGER PROPOSAL-Certain Federal Income Tax Consequences" which refer to Fried, Frank, Harris, Shriver & Jacobson, based on the assumptions and subject to the qualifications and limitations set forth therein, reflect our opinion regarding the material United States federal income tax consequences, under currently applicable law, of the Merger as well as of the ownership of the Special Common Stock, to the holders of Shares who are United States citizens or

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Salick Health Care, Inc.               -2-                        March 10, 1995


resident individuals and who hold such Shares as capital assets and will hold the Special Common Stock as a capital asset.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto and to the reference to this firm under the caption "MERGER PROPOSAL-Certain Federal Income Tax Consequences." In giving such consent, we do not thereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

     The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose except as specifically provided for herein.

                                      Very truly yours,

                                      FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                                      By:  /s/ PETER v.Z.COBB
                                         --------------------------------------
                                               Peter v.Z. Cobb